EXHIBIT 10.41

Addendum to Letter of Intent dated 20th Day of January 2009

Dated August 9, 2010

Between: Vegiesafe LLC a Limited Liability Company registered in New York whose address is 126 Fifth Avenue 4th Floor New York, NY 10011-5629 USA (“Vegiesafe”) and Between Pimi Agro CleanTech Ltd. a company registered in Israel whose address is POB 107 Kibutz Alonim, Israel (“Pimi”).

Whereas	The parties have signed LOI on January 20, 2009 for the for the development of Pimi’s activity in the US;

And Whereas	Pimi and Earthbound LLC, a limited Liability company registered in Delaware whose address is 126 Fifth Avenue 4th Floor New York, NY 10011-5629 USA (“EB”) has signed a Term Sheet on January 20, 2009 for the investment a sum of $300,000 by Earthbound in shares of Pimi (which turned to be investment in Pimi Agro Cleantech Inc (the mother company of Pimi “Pimi Inc.)) against the allocation to EB of 226,642 Common Stock Shares.

And Whereas	EB has not completed the investment in Pimi Inc., and has invested $180,000 against the allocation of 135,986 Common Stock Shares of Pimi Inc.;

And Whereas	Pimi Inc. has published a PPM to its current investors under which it has offered them to purchase up to 500,000 shares of Common Stock of Pimi Inc., for a price of $0.6 per share with a warrant to purchase additional share for $0.9 per share within 2 years;

And Whereas	EB has decided to participate in the Private Placement in the amount of $30,000 to be invested until August 9, 2010;

And Whereas	Pimi and Vegisafe has made progress in their mutual activity in the US and they would like to expand this activities to Sweet Potatoes, Yams, Onions, Cabbage, and Mushrooms, subject to the fulfillment of the Vegisafe and EB obligations under this Addendum.

And Whereas	Pimi has agreed to expand the JV also to treatment of Citrus by Pimi’s product, subject to, Vegisafe will bear all costs and expenses deem necessary by Pimi which relating to such activity as herein described;

Now it has been agreed between the Parties:

1.             The Agreement and this Addendum

1.1             The Preamble to this Addendum is an integral part of it.

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1.2	The headings of the sections are for convenient only and would not serve for interpretation to this Addendum.

1.3	This Addendum is amending the terms of the LOI. In case of contradiction between the provisions of this Addendum and LOI the provision of this Addendum will prevail on the provisions of the LOI. Terms and provisions in the LOI which have not been amended will remain in full force and effect.

1.4	Terms used in this Addendum will have the same meaning as in the LOI.

2.             Vegisafe Debt to Pimi

2.1	Vegisafe agrees and obligate to reimburse Pimi expenses in the US with regard to the JV in the sum of $40,000. Until the date of this Addendum Vegisafe has transferred to Pimi $10,000 on account of this debt and agreed to pay the balance in 4 equal monthly installments commencing September, 2010 of $7,500 per month till paid in full by December, 2010.

3.             Investment in Pimi Inc.

3.1	Vegisafe declares that EB will participate in the Private Placement in the sum of $30,000. Attached to this Addendum is the Subscription Agreement signed by EB.

3.2	Subject to the execution of the Subscription Agreement by EB and the investment of $30000 in Pimi Inc, until August 9, 2010, Pimi Agrees to relieve EB from its obligation under the Term Sheet to invest the balance of $120,000 in Pimi Inc., and the non investment of this amount will not be considered by Pimi as a breach of the LOI under section 10.4 of the LOI.

4.             Scope of the Joint Venture

4.1	Subject to the fulfillment of EB and Vegisafe obligations under this Addendum as described above Scope, the JV will be expanded to treatment of Sweet Potatoes, Yams, Cabbage, Mushrooms and Onions.

4.2	If Vegisafe and EB will fulfill its obligations as described above, Pimi further agrees to expand the JV to treatment of Citrus subject that Vegisafe will invest and will cover all expenses relating to this activity, such as but not limited to, expenses relating to registration of patent/s, EPA approval/s, tests, researches, travel and accommodation expenses legal fees, consultants fees and any other reasonable expense which in Pimi’s opinion is required for the progress of, distribution and implementation of Pimi’s product/s for the treatment of Citrus in the US.

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In witness whereof the Parties have signed this Addendum on the 9th of August 2010.

Vegiesafe LLC.	Pimi Agro CleanTech Ltd.

By: /s/ Jack Dweck	By: /s/ Youval Saly

EB's consent

We the undersigned Earthbound LLC agrees to terms of this LOI and to be bound by the terms of section 3 above.

Earthbound LLC

By: Jack Dweck, Co- Chairman

Signature: /s/ Jack Deweck

Date: August 9, 2010

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